Exhibit 4.2

FORGEROCK, INC.

AMENDMENT TO

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment to Amended and Restated Investors’ Right Agreement (this “Amendment”) is effective as of April 21, 2021 by and among ForgeRock, Inc., a Delaware corporation (the “Company”) and the undersigned holders of capital stock of the Company party to the Agreement (as defined herein). Capitalized terms not otherwise defined herein have the respective meanings given to them in that certain Amended and Restated Investors’ Rights Agreement dated April 6, 2020 by and among the Company and the Investors listed therein (the “Agreement”).

RECITALS

WHEREAS, the Company and the undersigned Investors are parties to the Agreement.

WHEREAS, pursuant to Section 6.1 of the Agreement, the Agreement may be amended with the written consent of (i) the Company and (ii) the Holders of at least 60% of the Registrable Securities then outstanding (the “Requisite Holders”).

WHEREAS, in connection with and as a condition to the issuance of Series E-1 Preferred (as defined in the Purchase Agreement), the undersigned, constituting the Requisite Holders, desire to amend the Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement as follows:

AGREEMENT

1. Amendment to Section 1.1. Section 1.1(kk) of the Agreement is hereby amended and restated in its entirety to read as follows:

““Series E Preferred Stock” shall mean the shares of Series E Preferred Stock and Series E-1 Preferred Stock issued pursuant to the Purchase Agreement.”

2. Miscellaneous.

(a) No Other Modifications. Except as otherwise expressly set forth in this Amendment, the Agreement shall remain in full force and effect without any modification thereto. This Amendment shall be deemed a part of the Agreement for all purposes.

(b) Governing Law. This Amendment and any controversy arising out of or relating to this Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of law that would result in the application of any law other than the law of the state of Delaware.

(c) Severability. If any provision of this Amendment shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(d) Entire Agreement. This Amendment and the Agreement constitute the full and entire agreement between the parties with regard to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter thereof or hereof existing between the parties hereto are expressly canceled.

(e) Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(Signature pages follow)

2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first date set forth above.

COMPANY:

FORGEROCK, INC.

By:	/s/ Fran Rosch
Name: Fran Rosch
Title: President and CEO

(Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first date set forth above.

INVESTORS:

MERITECH CAPITAL PARTNERS IV L.P.

By:	Meritech Capital Associates IV L.L.C., its General Partner

By:	/s/ Paul Madera
Paul S. Madera, a managing member

MERITECH CAPITAL AFFILIATES IV L.P.

By:	Meritech Capital Associates IV L.L.C., its General Partner

By:	/s/ Paul Madera
Paul S. Madera, a managing member

Address for Notices:

245 Lytton Avenue, Suite 125
Palo Alto, CA 94301
Attn: Joel Backman
Fax: [***]

(Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first date set forth above.

FOUNDATION CAPITAL VII, L.P.

By:	Foundation Capital Management Co. VII, LLC, its Manager

By:	/s/ Warren Weiss
Manager

FOUNDATION CAPITAL VII PRINCIPALS FUND, LLC

By:	Foundation Capital Management Co. VII, LLC, its Manager

By:	/s/ Warren Weiss
Manager

Address for Notices:

Foundation Capital
550 High Street, 3rd Floor
Palo Alto, CA 94301
Attn: Warren Weiss and David Armstrong
Tel: [***]
Fax: [***]

(Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first date set forth above.

INVESTORS:

ACCEL LONDON III L.P.

By:	Accel London Management Limited its Manager

By:	/s/ Andrew Whittaker
Andrew Whittaker, Director

ACCEL LONDON INVESTORS 2012 L.P.

By:	Accel London Management Limited its Manager

By:	/s/ Andrew Whittaker
Andrew Whittaker, Director

Address:	Accel London III, L.P.
428 University Avenue
Palo Alto, CA 94301
Attn: Rich Zamboldi

with a copy of any notice to:

Accel Partners
6th Floor, 1 New Burlington Place
London W1S 2HR
United Kingdom
Attn: Bruce Golden & Sally Roberts

(Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first date set forth above.

INVESTORS:

RIVERWOOD CAPITAL PARTNERS III L.P. (PARALLEL – B) L.P.

By:	Riverwood Capital III L.P., its general partner
By:	Riverwood Capital III G.P. Ltd., its general partner

By:	/s/ Jeff Parks
Name:	Jeff Parks
Title:	Managing Partner

RCP III AIV L.P.

By:	Riverwood Capital III L.P., its general partner
By:	Riverwood Capital III G.P. Ltd., its general partner

By:	/s/ Jeff Parks
Name:	Jeff Parks
Title:	Managing Partner

Address for Notices:
Jeff Parks
Riverwood Capital
70 Willow Rd, Suite 100
Menlo Park, California 94025

with a non-notice copy to

Kirsten J. Jensen
Simpson Thacher & Bartlett LLP
2475 Hanover St.
Palo Alto, CA 94304

(Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first date set forth above.

INVESTORS:

ACCEL GROWTH FUND IV L.P.

By:	Accel Growth Fund IV Associates L.L.C.
Its:	General Partner

By:	/s/ Tracy L. Sedlock
Name: Tracy L. Sedlock
Title: Attorney in Fact

ACCEL GROWTH FUND IV STRATEGIC PARTNERS L.P.

By:	Accel Growth Fund IV Associates L.L.C.
Its:	General Partner

By:	/s/ Tracy L. Sedlock
Name: Tracy L. Sedlock
Title: Attorney in Fact

ACCEL GROWTH FUND INVESTORS 2016, L.L.C.

By:	/s/ Tracy L. Sedlock
Name: Tracy L. Sedlock
Title: Attorney in Fact

Address for Notices:

428 University Ave.
Palo Alto, CA 94301

(Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first date set forth above.

INVESTOR:

KKR FOX INVESTORS LLC

By:	KKR Next Generation Technology Growth Fund L.P.,
its Managing Member

By:	KKR Associates NGT L.P.,
its General Partner

By:	KKR Next Gen Tech Growth Limited,
its General Partner

By:	/s/ Dave Welsh
Name:	Dave Welsh
Title:	Vice President

Address for Notices:

Dave Welsh
[***]
2800 Sand Hill Road, Suite 200
Menlo Park, CA 94025

with a non-notice copy to each of

Tim Curry
Jones Day
1755 Embarcadero Road
Palo Alto, California 94303
[***]

and

General Counsel
[***]
9 West 57th Street
Suite 4200
New York, New York 10019

(Signature Page to Amendment to Amended and Restated Investors’ Rights Agreement)

FORGEROCK, INC.

AMENDED & RESTATED

INVESTORS’ RIGHTS AGREEMENT

April 6, 2020

i

5.6	Termination of Covenants	25

SECTION 6 MISCELLANEOUS		25

6.1	Amendment	25

6.2	Notices	26

6.3	Governing Law	27

6.4	Successors and Assigns	27

6.5	Entire Agreement	27

6.6	Delays or Omissions	28

6.7	Severability	28

6.8	Titles and Subtitles	28

6.9	Counterparts	28

6.10	Telecopy Execution and Delivery	28

6.11	Jurisdiction; Venue	28

6.12	Further Assurances	29

6.13	Termination Upon Change of Control	29

6.14	Attorneys’ Fees	29

6.15	Aggregation of Stock	29

6.16	Jury Trial	29

ii

FORGEROCK, INC.

AMENDED & RESTATED

INVESTORS’ RIGHTS AGREEMENT

This Amended & Restated Investors’ Rights Agreement (this “Agreement”) is dated as of April 6, 2020, and is among ForgeRock, Inc., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A (each, an “Investor” and collectively, the “Investors”).

RECITALS

Certain of the Investors are parties to the Series E Preferred Stock Purchase Agreement of even date herewith, among the Company and the Investors listed on the Schedule of Investors thereto (the “Purchase Agreement”), and it is a condition to the closing of the sale of the Series E Preferred Stock to the Investors listed on such Schedule of Investors that the Investors and the Company execute and deliver this Agreement.

Certain of the Investors hold shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or shares of Common Stock issued upon conversion thereof (the “Existing Investors”) and possess certain registration rights, information rights, rights of first refusal and other rights pursuant to an Investors’ Rights Agreement dated as of February 24, 2012, as amended June 26, 2012, March 29, 2013, June 10, 2014, and August 21, 2017, between the Company and such Existing Investors (the “Prior Rights Agreement”).

The Existing Investors desire to terminate and restate the Prior Rights Agreement and further desire that this Agreement supersede and replace the Prior Rights Agreement in its entirety.

It is a further condition to the closing of the sale of the Series E Preferred Stock pursuant to the Purchase Agreement that the Existing Investors holding sufficient shares to amend the Prior Rights Agreement execute and deliver this Agreement and agree that this Agreement will supersede and replace the Prior Rights Agreement in its entirety.

The parties therefore agree as follows:

SECTION 1

DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

(b) “Common Stock” means the Common Stock of the Company.

(c) “Conversion Stock” shall mean shares of Common Stock issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock.

(d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(e) “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(f) “Holder” shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 2.12 of this Agreement.

(g) “Indemnified Party” shall have the meaning set forth in Section 2.6(c).

(h) “Indemnifying Party” shall have the meaning set forth in Section 2.6(c).

(i) “Initial Public Offering” shall mean the closing of the Company’s first (i) firm commitment underwritten public offering of the Company’s Common Stock registered under the Securities Act or (ii) registration of the Company’s securities under the Securities Act in connection with a direct listing of the Company’s Common Stock for trading on the Nasdaq Stock Market, the New York Stock Exchange or another nationally recognized exchange or marketplace approved by the Company’s board of directors (clause (ii), a “Direct Listing”).

(j) “Initiating Holders” shall mean any Holder or Holders who in the aggregate hold not less than thirty percent (30%) of the outstanding Registrable Securities.

(k) “Investors” shall mean the persons and entities listed on Exhibit A.

(l) “New Securities” shall have the meaning set forth in Section 4.1(a).

(m) “Other Selling Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their Other Shares in certain registrations hereunder.

(n) “Other Shares” shall mean shares of Common Stock, other than Registrable Securities (as defined below), with respect to which registration rights have been granted.

(o) “Preferred Directors” shall mean the directors of the Company elected by the holders of shares of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock.

(p) “Purchase Agreement” shall have the meaning set forth in the Recitals.

(q) “Registrable Securities” shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; provided, however, that Registrable Securities shall not include any shares of Common Stock described in clause (i) or (ii) above which have previously been registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(r) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

(s) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and one special counsel for the Holders (selected by the Holders holding a majority of the Registrable Securities to be registered), up to $25,000, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of other counsel for the Holders and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(t) “Restated Certificate” means the Company’s amended and restated Certificate of Incorporation, as may be amended from time to time.

(u) “Restricted Securities” shall mean any Registrable Securities required to bear the first legend set forth in Section 2.8(c).

(v) “Rule 144” shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(w) “Rule 145” shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(x) “Rule 405” shall mean Rule 405 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(y) “Rule 415” shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

(z) “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(aa) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holders included in the Registration Expenses).

(bb) “Series A Director” shall mean the director of the Company elected by the holders of shares of the Series A Preferred Stock.

(cc) “Series B Director” shall mean the director of the Company elected by the holders of shares of the Series B Preferred Stock.

(dd) “Series C Director” shall mean the director of the Company elected by the holders of shares of the Series C Preferred Stock.

(ee) “Series D Directors” shall mean the directors of the Company elected by the holders of shares of the Series D Preferred Stock.

(ff) “Series E Director” shall mean the director of the Company elected by the holders of shares of the Series E Preferred Stock.

(gg) “Series A Preferred Stock” shall mean the shares of Series A Preferred Stock of the Company, issued pursuant to that certain Series A Preferred Stock Purchase Agreement, dated February 24, 2012, as amended June 26, 2012, by and among the Company and the investors set forth on the schedule of investors attached thereto.

(hh) “Series B Preferred Stock” shall mean the shares of Series B Preferred Stock issued pursuant to that certain Series B Preferred Stock Purchase Agreement, dated March 29, 2013, by and among the Company and the investors set forth on the schedule of investors attached thereto.

(ii) “Series C Preferred Stock” shall mean the shares of Series C Preferred Stock issued pursuant to that certain Series C Preferred Stock Purchase Agreement, dated June 10, 2014, by and among the Company and the investors set forth on the schedule of investors attached thereto.

(jj) “Series D Preferred Stock” shall mean the shares of Series D Preferred Stock issued pursuant to that certain Series D Preferred Stock Purchase Agreement, dated August 21, 2017, by and among the Company and the investors set forth on the schedule of investors attached thereto.

(kk) “Series E Preferred Stock” shall mean the shares of Series E Preferred Stock issued pursuant to the Purchase Agreement.

(ll) “Shares” shall mean the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

(mm) “Significant Holders” shall have the meaning set forth in Section 3.1.

(nn) “Withdrawn Registration” shall mean a forfeited demand registration under Section 2.1 in accordance with the terms and conditions of Section 2.4.

SECTION 2

REGISTRATION RIGHTS

2.1 Requested Registration.

(a) Request for Registration. Subject to the conditions set forth in this Section 2.1, if the Company shall receive from Initiating Holders a written request signed by such Initiating Holders that the Company effect any registration with respect to all or a part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Initiating Holders, which may include a Direct Listing), the Company will:

(i) promptly give written notice of the proposed registration to all other Holders; and

(ii) as soon as practicable, file and use its commercially reasonable efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

(b) Limitations on Requested Registration. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1:

(i) Prior to the earlier of (A) the four (4) year anniversary of the date of this Agreement or (B) one hundred eighty (180) days following the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public (or the subsequent date on which all market stand-off agreements applicable to the offering have terminated);

(ii) If the Initiating Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) and the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $30,000,000;

(iii) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iv) After the Company has initiated two such registrations pursuant to this Section 2.1 (counting for these purposes only (x) registrations which have been declared or ordered effective and pursuant to which securities have been sold, and (y) Withdrawn Registrations);

(v) Unless such registration involves a Direct Listing, during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (or ending on the subsequent date on which all market stand-off agreements applicable to the offering have terminated); provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(vi) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 2.3;

(vii) Unless such registration involves a Direct Listing, if the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company); or

(viii) Unless such registration involves a Direct Listing, if the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (b)(vii) above to firmly underwrite the offer.

(c) Deferral. If (i) in the good faith judgment of the board of directors of the Company (the “Board”), the filing of a registration statement covering the Registrable Securities would be materially detrimental to the Company and the Board concludes, as a result, that it is in the best interests of the Company to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, in the best interests of the Company to defer the filing of such registration statement, then (in addition to the limitations set forth in Section 2.1(b)(v) above) the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period and shall not register any securities for the account of itself or any other stockholder during such one hundred and twenty (120) day period (other than a registration relating solely to the sale of securities by the Company in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(d) Other Shares. The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e), include Other Shares, and may include securities of the Company being sold for the account of the Company.

(e) Underwriting. Unless the Registrable Securities may be registered by the Company on Form S-3, the right of any Holder to include all or any portion of its Registrable Securities in a registration pursuant to this Section 2.1 shall be conditioned upon such Holder’s participation in an underwriting and the inclusion of such Holder’s Registrable Securities to the extent provided herein. If the Company shall request inclusion in any registration pursuant to Section 2.1 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 2.1, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and such offer shall be conditioned upon the participation of the Company or such other persons in such underwriting and the inclusion of the Company’s and such person’s other securities of the Company and their acceptance of the further applicable provisions of this Section 2 (including Section 2.10). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Company, which underwriters are reasonably acceptable to a majority-in-interest of the Initiating Holders.

Notwithstanding any other provision of this Section 2.1, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of Registrable Securities and Other Shares that may be so included shall be allocated as follows: (i) first, among all Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion; (ii) second, among all Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other Shares held by such Other Selling Stockholders, assuming conversion; and (iii) third, to the Company, which the Company may allocate, at its discretion, for its own account, or for the account of other holders or employees of the Company.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2.1(e), then the Company shall then offer to all Holders and Other Selling Stockholders who have retained rights to include securities in the registration the right to include additional Registrable Securities or Other Shares in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders and Other Selling Stockholders requesting additional inclusion, as set forth above.

2.2 Company Registration.

(a) Company Registration. If the Company shall determine to register (including without limitation for this purpose a registration by the Company for stockholders other than the Holders) any of its securities either for its own account or the account of a security holder or holders, other than a registration pursuant to Section 2.3, a registration relating solely to employee benefit plans, a registration relating solely to the offer and sale of debt securities and the Common Stock that is issuable upon the conversion of such debt securities, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

(i) promptly give written notice of the proposed registration to all Holders; and

(ii) use its commercially reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 2.2(b) below, and in any underwriting involved therein, all of such Registrable Securities as are specified in a written request or requests made by any Holder or Holders received by the Company within ten (10) days after such written notice from the Company is mailed or delivered. Such written request may specify all or a part of a Holder’s Registrable Securities.

(b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 2.2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company, the Other Selling Stockholders and other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account, (ii) second, to the Holders requesting to include Registrable Securities in such registration statement based on the pro rata percentage of Registrable Securities held by such Holders, assuming conversion and (iii) third, to the Other Selling Stockholders requesting to include Other Shares in such registration statement based on the pro rata percentage of Other

Shares held by such Other Selling Stockholders, assuming conversion. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the Initial Public Offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital or private equity fund, partnership or corporation, the affiliated venture capital or private equity funds, partners, retired partners, stockholders and related individuals of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall also be excluded therefrom by written notice from the Company or the underwriter. The Registrable Securities or other securities so excluded shall also be withdrawn from such registration. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

(c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

2.3 Registration on Form S-3.

(a) Request for Form S-3 Registration. After its Initial Public Offering, the Company shall use its commercially reasonable efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 2 and subject to the conditions set forth in this Section 2.3, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities (such request shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), the Company will take all such action with respect to such Registrable Securities as required by Section 2.1(a)(i) and 2.1(a)(ii).

(b) Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 2.3:

(i) In the circumstances described in either Sections 2.1(b)(i), 2.1(b)(iii) or 2.1(b)(v);

(ii) If the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $2,500,000; or

(iii) If, in a given twelve-month period, the Company has effected two (2) such registrations in such period.

(c) Deferral. The provisions of Section 2.1(c) shall apply to any registration pursuant to this Section 2.3.

(d) Underwriting. If the Holders of Registrable Securities requesting registration under this Section 2.3 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2.1(e) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 2.3 shall not be counted as requests for registration or registrations effected pursuant to Section 2.1.

2.4 Expenses of Registration. All Registration Expenses incurred in connection with registrations pursuant to Sections 2.1, 2.2 and 2.3 shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2.1 and 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Sections 2.1 and 2.3 are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata among each other based on the number of Registrable Securities requested to be so registered), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to a demand registration pursuant to Section 2.1; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following the earlier of the disclosure by the Company of such material adverse change or the Holders becoming aware of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2.1 and 2.3 of this Agreement. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.

2.5 Registration Procedures. In the case of each registration effected by the Company pursuant to Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its commercially reasonable efforts to:

(a) Keep such registration effective for a period ending on the earlier of the date which is ninety (90) days from the effective date of the registration statement or such time as the Holder or Holders have completed the distribution described in the registration statement relating thereto;

(b) To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for registration is submitted to the Company in accordance with Section 2.3, (i) if so requested, file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) to effect such registration, and (ii) remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective in accordance with this Agreement;

(c) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above;

(d) Furnish such number of prospectuses, including any preliminary prospectuses and any Free Writing Prospectus prepared by or on behalf of the Company, in conformity with the requirements of the Securities Act, and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

(e) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdiction as shall be reasonably requested by the Holders; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(f) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and following such notification promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing;

(g) If at any time when the Company is required to re-evaluate its WKSI status for purposes of an automatic shelf registration statement used to effect a request for registration in accordance with Section 2.3 (i) the Company determines that it is not a WKSI, (ii) the registration statement is required to be kept effective in accordance with this Agreement, and (iii) the registration rights of the applicable Holders have not terminated, promptly amend the registration statement onto a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement;

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(i) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(j) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 2.1, enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains reasonable and customary provisions, and provided further, that each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

2.6 Indemnification.

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of its officers, directors, stockholders, partners, retired partners, members, retired members, employees, agents or related parties of each Holder, legal counsel and accountants for such Holder and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, including any preliminary prospectus or final prospectus included in the registration statement or any amendments or supplements thereto, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made in the case of a prospectus or free writing prospectus) not misleading, or (iii) any violation (or alleged violation) by the Company of the Securities Act, any state securities laws or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any offering covered by such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, stockholders, partners, retired partners, members, retired members, employees agents or related parties of each Holder, legal counsel and accountants for such Holder and each person controlling such Holder within the meaning of Section 15 of the Securities Act, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder, any of such Holder’s officers, directors, stockholders, partners, retired partners, members, retired members, employees, agents or related individuals, accountants or legal counsel of each Holder, such underwriter or any person who controls any such underwriter, and stated to be specifically for use therein; and provided, further that, the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) To the extent permitted by law, each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors and partners, and each person controlling each other such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained or incorporated by reference in any registration statement, any prospectus included in the registration statement, any issuer free writing prospectus (as defined in Rule 433 of the Securities Act), any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to any such registration, qualification or compliance prepared by or on behalf of the Company or used or referred to by the Company, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the light of the circumstances under which they were made in the case of a prospectus or free writing prospectus) not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity or contribution under this Section 2.6 exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(c) Each party entitled to indemnification under this Section 2.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6, to the extent such failure is not materially prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; provided that if the Indemnifying Party is a Holder then in no event shall any contribution by such Holder as an Indemnifying Party under this Section 2.6(d) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering and approved by the Board, including a majority of the Preferred Directors then serving on the Board (and in any event not less than one Preferred Director), the obligations of the Company and Holders under this Section 2.6 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 2.

2.8 Restrictions on Transfer.

(a) The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.8. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, unless and until the transferee thereof has agreed in writing for the benefit of the Company to take and hold such Restricted Securities subject to, and to be bound by, the terms and conditions set forth in this Agreement, including, without limitation, this Section 2.8 and Section 2.10, and:

(i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and the disposition is made in accordance with the registration statement; or

(ii) The Holder shall have given prior written notice to the Company of the Holder’s intention to make such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition, and, if requested by the Company, the Holder shall have furnished the Company, at the Holder’s expense, with (i) an opinion of counsel reasonably satisfactory to the Company to the effect that such disposition will not require registration of such Restricted Securities under the Securities Act or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company.

(b) Notwithstanding the provisions of Section 2.8(a), no such registration statement or opinion of counsel or “no action” letter shall be necessary for (i) a transfer not involving a change in beneficial ownership, or (ii) transactions involving the distribution without consideration of Restricted Securities by any Holder to (x) a parent, subsidiary or other affiliate of the Holder, if the Holder is a corporation, (y) any of the Holder’s partners, members or other equity owners, or retired partners, retired members or other equity owners, or to the estate of any of the Holder’s partners, members or other equity owners or retired partners, retired members or other equity owners, or (z) a venture capital or private equity fund that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company or is under common investment management with, the Holder; provided, in each case, that the Holder shall give written notice to the Company of the Holder’s intention to effect such disposition and shall have furnished the Company with a detailed description of the manner and circumstances of the proposed disposition.

(c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO (1) RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS’ RIGHTS AGREEMENT, AS AMENDED FROM TIME TO TIME, AND (2) VOTING RESTRICTIONS AS SET FORTH IN A VOTING AGREEMENT, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

The Holders consent to the Company making a notation on its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.8.

(d) The first legend referring to federal and state securities laws identified in Section 2.8(c) stamped on a certificate evidencing the Restricted Securities and the stock transfer instructions and record notations with respect to the Restricted Securities shall be removed and the Company shall issue a certificate without such legend to the holder of Restricted Securities if (i) those securities are registered under the Securities Act, or (ii) the holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of those securities may be made without registration or qualification.

2.9 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep adequate current public information with respect to the Company available in accordance with Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

2.10 Market Stand-Off Agreement. Each Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Preferred Stock or Common Stock (or other securities that are convertible or exchangeable for shares of Common Stock) of the Company held by such holder (other than those included in the registration) during the period commencing on the date on the date the Company first files a preliminary prospectus that includes a price range in respect of the Company’s Initial Public Offering and ending 180 days after the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 with the Commission in connection with the Initial Public Offering (or such other period as may be requested by the Company or the managing underwriter (not to exceed one hundred eighty (180) days following the date of such final prospectus)), or, if earlier, the withdrawal of the related registration statement, provided that: all officers and directors of the Company and holders of at least one percent (1%) of the Company’s voting securities are bound by and have entered into similar agreements and such restrictions on transfer shall be subject to customary exceptions agreed among the Company and the managing underwriter and Holders of a majority of the outstanding Common Stock on an as-converted basis. The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l, Form S-3 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions and may stamp each such certificate with the second legend set forth in Section 2.8(c) with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) day (or other aforementioned) period. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.10. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements. The provisions of the previous sentence will not apply, however, if (i)(a) the waiver or termination is effected solely to permit a transfer not for consideration and (b) the transferee agrees to be bound in writing by the restrictions set forth in this Section 2.10, or (ii) the waiver or termination is granted in connection with a follow-on public offering of the Company’s securities pursuant to a registration statement on Form S-1 that is filed with the Commission.

2.11 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.12 Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to a Holder by the Company under this Section 2 may be transferred or assigned by a Holder (but only with all related obligations) to a transferee or assignee of such securities that (a) is an affiliate, subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of a Holder or (b) is a Holder’s family member or trust for the benefit of an individual Holder or any of such Holder’s family members; provided that (i) such transfer or assignment of Registrable Securities is effected in accordance with the terms of Section 2.8, the Amended and Restated Right of First Refusal and Co-Sale Agreement, and applicable securities laws, (ii) the Company is given written notice prior to said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are intended to be transferred or assigned and (iii) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement, including without limitation the obligations set forth in Section 2.10.

2.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders holding at least sixty percent (60%) of the Registrable Securities (excluding any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to this Section 2 have terminated in accordance with Section 2.14), enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder (i) the right to include any of such securities in any registration filed under Section 2.1, 2.2 or 2.3 hereof or (ii) any registration rights the terms of which are pari passu with or senior to the registration rights granted to the Holders hereunder.

2.14 Termination of Registration Rights. The right of any Holder to request registration or inclusion in any registration pursuant to Sections 2.1, 2.2 or 2.3 shall terminate on the earlier of (i) such date, on or after the closing of the Company’s first registered public offering of Common Stock, on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) may immediately be sold without restriction under Rule 144 during any ninety (90) day period, and (ii) three (3) years after the closing of the Company’s Initial Public Offering.

SECTION 3

INFORMATION COVENANTS OF THE COMPANY

The Company hereby covenants and agrees, as follows:

3.1 Basic Financial Information and Inspection Rights.

(a) Basic Financial Information. The Company will furnish the following reports to each Holder who owns at least 1,600,000 Shares and/or Conversion Stock (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like) (the “Significant Holders”, in addition, for so long as Alex Ott remains a member of the Board, Investor CrossContinentalVentures shall also be considered a “Significant Holder”):

(i) As soon as reasonably practicable after the end of each fiscal year of the Company, and in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied, certified by independent public accountants of recognized national standing selected by the Company.

(ii) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period, prepared in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments.

(iii) If so requested by a Significant Holder, as soon as practicable after the end of each month, and in any event within thirty (30) days of the end of each month, an unaudited statement of income for such month, and an unaudited balance sheet as of the end of such month.

(iv) As soon as practicable, and in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year.

(v) If so requested by a Significant Holder, with respect to the financial statements called for in subsections (a)(ii) and (iii) of this Section 3.1, an instrument executed by the Chief Financial Officer of the Company certifying that such financials fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment.

(vi) If so requested by a Significant Holder, as soon as practicable, but in any event at least forty-five (45) days after the end of each quarter of each fiscal year of the Company, an updated capitalization table in reasonable detail for the Company.

(b) Inspection Rights. The Company shall permit each Significant Holder, at such Significant Holder’s expense, to visit and inspect the Company’s and any subsidiary’s properties, to examine the Company’s and any subsidiary’s books of account and records and to discuss the Company’s and any subsidiary’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Significant Holder; provided, however, that the Company shall not be obligated pursuant to this Section 3.1(b) to provide access to any information that it reasonably considers to be a trade secret or similar confidential information or that may be subject to the attorney-client privilege.

(c) Board Observer Rights. As long as Accel London III L.P. and certain of its affiliates (collectively, “Accel London”) owns not less than 1,600,000 of the Shares (as may be adjusted for any Recapitalization (as defined in the Restated Certificate)), the Company and each of its subsidiaries will invite a representative of Accel London to attend all meetings of its Board. As long as Foundation Capital VII, L.P. and certain of its affiliates (collectively, “Foundation”) owns not less than 1,600,000 of the Shares (as may be adjusted for any Recapitalization), the Company and each of its subsidiaries will invite a representative of Foundation to attend all meetings of its Board. As long as Meritech Capital Partners and certain of its affiliates (collectively, “Meritech”) owns not less than 1,600,000 of the Shares (as may be adjusted for any Recapitalization), the Company and each of its subsidiaries will invite a representative of Meritech to attend all meetings of its Board. As long as Gravity Rock A.S. (“GravityRock”) owns not less than 2,700,000 shares of Common Stock, the Company and its subsidiaries will invite a representative of GravityRock to attend all meetings of its Board. As long as Accel Growth Fund IV L.P. and certain of its affiliates (collectively, “Accel Growth”) owns not less than 1,600,000 of the Shares (as may be adjusted for any Recapitalization), the Company and each of its subsidiaries will invite a representative of Accel Growth to attend all meetings of its Board. As long as KKR Fox Investors LLC (“KKR”) owns not less than 1,600,000 of the Shares (as may be adjusted for any Recapitalization), the Company and each of its subsidiaries will invite a representative of KKR to attend all meetings of its Board. As long as RCP III AIV L.P., Riverwood Capital Partners III (Parallel-B) L.P. and certain of its affiliates (collectively, “Riverwood” and, together with Accel London, Foundation, Meritech, Accel Growth and KKR, the “Preferred Investors” and each a “Preferred Investor”) owns not less than 1,600,000 of the Shares (as may be adjusted for any Recapitalization), the Company and each of its subsidiaries will invite a representative of Riverwood to attend all meetings of its Board. The Company will invite such representatives in a nonvoting observer capacity and, in this respect, shall give such representatives copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representatives shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representatives from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company or any of its subsidiaries and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such representatives are competitors of the Company.

3.2 Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Holder by reason of this Agreement shall have access to any trade secrets of the Company. The Company shall not be required to comply with any information rights of Section 3 in respect of any Holder whom the Board reasonably determines to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor (provided, however, that in no event shall the Preferred Investors or any of their respective affiliates be deemed to be a competitor or an officer, employee, director or holder of more than ten percent (10%) of a competitor solely as a result of the business or products of any of the Preferred Investors’ respective portfolio companies). Each Holder acknowledges that the information received by them pursuant to this Agreement may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless such information (a) was in the public domain prior to the time it was furnished to the Holder; (b) is or becomes (through no willful improper action or inaction by such Holder) generally available to the public; (c) was in its possession or known by such Holder without restriction prior to receipt from the Company; (d) was rightfully disclosed to such Holder by a third party without restriction; (e) was independently developed without any use of the Company’s confidential information; or (f) is required to be disclosed by a governmental authority, stock market or stock exchange. Notwithstanding the foregoing, the Preferred Investors may disclose such proprietary or confidential information to their respective affiliates, any former partners or members who retained an economic interest in the respective Preferred Investor, current or prospective partner of such Preferred Investor or any subsequent partnership under common investment management, limited partner, general partner, member, investment adviser, trustee or management company of such Preferred Investor (or any employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such Preferred Investor; provided that any Permitted Disclosee to whom confidential information is disclosed shall be subject to the confidentiality provisions of the operating agreements of the respective Preferred Investor, which shall be substantially no less restrictive than the terms of this Section 3.2 and the applicable Preferred Investor shall be responsible for any violation or breach of this Section 3.2 by its Permitted Disclosees. Furthermore, nothing contained herein shall prevent the Preferred Investors, individually or together, or any Permitted Disclosee from (x) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Preferred Investor or the Permitted Disclosee does not, except as permitted in accordance with this Section 3.2, disclose or otherwise make use of any proprietary or confidential information of the Company in connection with such activities, or (y) making any disclosures required by law, rule, regulation or court or other governmental order.

3.3 Qualified Small Business Stock. The Company shall use commercially reasonable efforts to cause the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock issued and outstanding (such shares, the “Existing Preferred Stock,” and the Investors that are holders of such shares, the “Existing Holders”), as well as any shares into which such shares of Existing Preferred Stock are converted, within the meaning of Section 1202(f) of the Internal Revenue Code (the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board determines, in its good-faith business judgment, that such qualification is inconsistent with the best interests of the Company. The Company shall submit to its stockholders (including the Existing Holders) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within twenty (20) business days after any Existing Holder’s written request therefor, the Company shall, at its option, either (i) deliver to such Existing Holder a written statement indicating whether (and what portion of) such Existing Holder’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code or (ii) deliver to such Existing Holder such factual information in the Company’s possession as is reasonably necessary to enable such Existing Holder to determine whether (and what portion of) such Existing Holder’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

3.4 Termination of Covenants. The covenants set forth in this Section 3 shall terminate and be of no further force and effect after the closing of the Company’s Initial Public Offering; provided the aggregate net proceeds of such Initial Public Offering to the Company (before deductions of underwriters’ commissions and expenses) equals or exceeds $50,000,000 or, if a Direct Listing, the Board determines that the Company would reasonably be expected to have an enterprise wide value equal to or exceeding $500,000,000 on the first day of trading (a “Qualifying Listing”).

SECTION 4

RIGHT OF FIRST REFUSAL

4.1 Right of First Refusal to Significant Holders. The Company hereby grants to each Significant Holder the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement. A Significant Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Common Stock owned by such Significant Holder immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants held by said Significant Holder) to (b) the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the Shares and full conversion or exercise of all outstanding convertible securities, rights, options and warrants).

(a) “New Securities” shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, convertible securities, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, exercisable or convertible into capital stock; provided that the term “New Securities” does not include issuances or deemed issuances of securities exempted under Article V, Subsection (4)(d)(i) of the Company’s certificate of incorporation.

(b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Significant Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same and such Significant Holder’s pro rata share of such New Securities. Each

Significant Holder shall have ten (10) days after any such notice is mailed or delivered to agree to purchase such Holder’s pro rata share of such New Securities and to indicate whether such Holder desires to exercise its over allotment option for the price and upon the terms specified in the notice by giving written notice to the Company, in substantially the form attached as Schedule 1, and stating therein the quantity of New Securities to be purchased.

(c) In the event the Holders fail to exercise fully the right of first refusal and over allotment rights, if any within said ten (10) day period (the “Election Period”), the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of said agreement) to sell that portion of the New Securities with respect to which the Significant Holders’ right of first refusal option set forth in this Section 4.1 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company’s notice to Significant Holders delivered pursuant to Section 4.1(b). In the event the Company has not sold within such ninety (90) day period following the Election Period, or such ninety (90) day period following the date of said agreement (as may be applicable), the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Significant Holders in the manner provided in this Section 4.1.

(d) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, the Company’s Initial Public Offering.

SECTION 5

ADDITIONAL COVENANTS

5.1 Employment Agreements; Proprietary Information and Inventions Agreements. The Company shall require each employee and consultant of the Company or any of its subsidiaries or affiliates to execute and deliver a nondisclosure and proprietary information and inventions agreement containing confidentiality and assignment of inventions provisions in substantially the form approved by the Board.

5.2 Employee Agreements. Unless otherwise approved by the Board (including a majority of the Preferred Directors then serving on the Board (and in any event not less than one Preferred Director)), all future employees of the Company or any subsidiary, who shall purchase, or who shall receive options to purchase, shares of the Company’s Common Stock after the date hereof, shall be required to execute stock purchase, stock restriction or option agreements, or amendments to existing agreements providing for (i) vesting of shares over a four-year period with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months thereafter, (ii) a one hundred eighty (180) day (subject to extension) lock-up period in connection with the Initial Public Offering with terms substantially similar to the terms set forth in Section 2.10 hereof, (iii) a prohibition on transfers of shares without Board approval, except for estate planning purposes, and (iv) a right of first refusal on all proposed transfers of vested shares for the benefit of the Company until the Initial Public Offering, except transfers for estate planning purposes. The Company shall have a right to repurchase any or all unvested shares of Common Stock at cost upon the termination of such employee’s service for the Company or any subsidiary thereof and any unvested options shall lapse and revert to the unallocated but reserved option pool. The Company shall have a right to assign on a pro-rata basis its rights to repurchase Common Stock to the Holders.

5.3 Board and Insurance Matters. The Company shall use its commercially reasonable efforts to obtain, from financially sound and reputable insurers directors and officers liability insurance in an amount and upon terms and conditions reasonably satisfactory to the Preferred Investors, until such time as the Board (including a majority of the Preferred Directors then serving on the Board (and in any event not less than one Preferred Director)) determines that such insurance should be modified or discontinued. The insurance shall not be cancellable by the Company without the prior approval of the Board, including a majority of the Preferred Directors then serving on the Board (and in any event not less than one Preferred Director).

5.4 Matters Requiring Preferred Directors Approval. As long as at least 1,600,000 shares of Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like) are outstanding, the Company and its subsidiaries shall not (by amendment, merger, consolidation or otherwise), without first obtaining the consent of a majority of the Preferred Directors then serving on the Board (and in any event not less than one Preferred Director) (which consent may be given at a duly noticed and convened meeting of the Board (as shown in meeting minutes approved by the Board, including a majority of the Preferred Directors then serving on the Board (and in any event not less than one Preferred Director)) or given in writing) do any of the following:

(a) make any fundamental change in the nature of the business;

(b) create any subsidiary that is not wholly owned by the Company;

(c) sell more than 20% of the assets of the Company and any of its subsidiaries, taken as a whole, or acquire assets equal to or greater than 20% of the assets of the Company and its subsidiaries, taken as a whole, prior to such acquisition;

(d) incur or guarantee debt obligations in excess of $500,000; or

(e) enter into any agreements with a member of the Board or any subsidiary, an officer of the Company or any subsidiary or a shareholder of the Company holding more than five percent or more of the Common Stock on a fully converted basis.

5.5 Indemnification Matters. The Company hereby acknowledges that the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the

Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company. In the event that the Company merges with another entity and is not the surviving corporation, or transfers all or substantially all of its assets, or otherwise engages in a reorganization as described in Article V, Section 3(d) of the Restated Certificate, the Company will use commercially reasonable efforts to make provisions so that the successor of the Company assumes all of the Company’s indemnification obligations pursuant to this Section 5.5.

5.6 Compliance with Laws. The Company shall use commercially reasonable efforts to cause each employee and consultant of the Company or any of its subsidiaries or affiliates to comply with all applicable anti-corruption laws and regulations (including without limitation the Foreign Corrupt Practices Act), all applicable trade and economic sanctions laws and regulations (including without limitation regulations administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control), and all applicable laws and regulations relating to the exportation of goods or software out of the U.S. (including without limitation the Export Administration Regulations and the International Traffic in Arms Regulations). The Company shall use commercially reasonable efforts to adopt and maintain policies, procedures and controls reasonably designed to ensure compliance with this Section 5.6.

5.7 Termination of Covenants. The covenants set forth in this Section 5 shall terminate and be of no further force and effect after the closing of the Company’s Initial Public Offering; provided the aggregate net proceeds of such Initial Public Offering to the Company (before deductions of underwriters’ commissions and expenses) equals or exceeds $50,000,000 or if a Direct Listing is a Qualifying Listing.

SECTION 6

MISCELLANEOUS

6.1 Amendment. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument referencing this Agreement and signed by the Company and the Holders holding at least sixty percent (60%) of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.8, 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.14); provided, however, that any investor purchasing shares of Series E Preferred Stock in a Closing after the Initial Closing (each as defined in the Purchase Agreement) may become parties to this Agreement, by executing a counterpart of this Agreement without any amendment of this Agreement pursuant to this paragraph or any consent or approval of any other Holder; and provided, further, that if any amendment, waiver, discharge or termination operates in a manner that affects the express rights and obligations herein of any Holder in a materially different adverse manner from other Holders, the consent of such Holder shall also be required for such amendment, waiver, discharge or termination; and provided further, however, that (a) this clause (a) and the first sentence of Section 3.1(c) shall not be amended, waived, discharged or terminated without the prior written consent of Accel London; (b) this clause (b) and the second sentence of Section 3.1(c) shall not be amended, waived, discharged or terminated without the prior written consent of Foundation; (c) this clause (c) and the third sentence of Section 3.1(c) shall not be amended, waived, discharged or terminated without the prior written consent of Meritech; (d) this clause (d) and the fourth sentence of Section 3.1(c) shall not be amended, waived, discharged or terminated without the prior written consent of GravityRock; (e) this clause (e) and the fifth sentence of Section 3.1(c) shall not be amended, waived, discharged or terminated without the prior written consent of Accel Growth; (f) this clause (f) and the sixth sentence of Section 3.1(c) shall not be amended, waived, discharged or terminated without the prior written consent of KKR; and (g) this clause (g) and the seventh sentence of Section 3.1(c) shall not be amended, waived, discharged or terminated without the prior written consent of Riverwood. Any such amendment, waiver, discharge or termination effected in accordance with this paragraph shall be binding upon each Holder and each future holder of all such securities of Holder. Subject to the terms of this Section 6.1, each Holder acknowledges that by the operation of this paragraph, the holders of at least sixty percent (60%) of the Registrable Securities (excluding any of such shares that have been sold to the public or pursuant to Rule 144, and excluding, with respect to Section 2 (other than Sections 2.8, 2.9 and 2.10), any of such shares held by any Holders whose rights to request registration or inclusion in any registration pursuant to Section 2 have terminated in accordance with Section 2.14) will have the right and power to diminish or eliminate all rights of such Holder under this Agreement.

6.2 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to an Investor or Holder) or otherwise delivered by hand, messenger or courier service addressed:

(a) if to an Investor, to the Investor’s address, facsimile number or electronic mail address as shown in the Company’s records, as may be updated in accordance with the provisions hereof, with a copy (which shall not constitute notice) to Kirsten J. Jensen, Simpson Thacher & Bartlett LLP, 2475 Hanover St, Palo Alto, CA 94304, Mark Tanoury, Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304-1130, Richard R. Hesp, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 850 Winter Street, Waltham, Massachusetts 02451, Mark V. Roeder, Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, Joseph Raffetto, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, One Bush Plaza, Suite 1200, San Francisco, California 94104 and Timothy Curry, Jones Day, 1755 Embarcadero Road, Palo Alto, California 94303.

(b) if to any Holder, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such Holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address of the last holder of such shares for which the Company has contact information in its records; or

(c) if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 201 Mission St., Suite 2900, San Francisco, California 94105, or at such other current address as the Company shall have furnished to the Investors or Holders, with a copy (which shall not constitute notice) to Rezwan D. Pavri, Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, upon actual notice, or (iii) if sent via facsimile, upon confirmation of facsimile transfer or, if sent via electronic mail, upon confirmation of delivery when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day.

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor and Holder consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth on Exhibit A (or to any other facsimile number for the Investor or Holder in the Company’s records), (ii) electronic mail to the electronic mail address set forth on Exhibit A (or to any other electronic mail address for the Investor or Holder in the Company’s records), (iii) posting on an electronic network together with separate notice to the Investor or Holder of such specific posting or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the Investor or Holder. This consent may be revoked by an Investor or Holder by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

6.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law that would result in the application of the laws of a different jurisdiction.

6.4 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Investor without the prior written consent of the Company. Any attempt by an Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

6.5 Entire Agreement. This Agreement and the exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein. The Prior Rights Agreement is hereby terminated and all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the transactions contemplated by the Purchase Agreement.

6.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

6.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

6.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

6.10 Telecopy Execution and Delivery. A facsimile, telecopy, pdf or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy, pdf or other reproduction hereof.

6.11 Jurisdiction; Venue. With respect to any disputes arising out of or related to this Agreement, the parties consent to the jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California, the federal courts of the Northern District of California or Delaware Court of Chancery.

6.12 Further Assurances. Each party hereto agrees to execute and deliver, by the proper exercise of its corporate, limited liability company, partnership or other powers, all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate this Agreement.

6.13 Termination Upon Change of Control. Notwithstanding anything to the contrary herein, this Agreement (excluding any then existing obligations) shall terminate upon a liquidation, dissolution or winding up of the Company as set forth in Section 3(d) of the Restated Certificate.

6.14 Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.15 Aggregation of Stock. All securities held or acquired by affiliated entities or persons of an Investor (including but not limited to: (i) a constituent partner or a retired partner of an Investor that is a partnership; (ii) a parent, subsidiary or other affiliate of an Investor that is a corporation; (iii) an immediate family member living in the same household, a descendant, or a trust, in the case of an Investor who is an individual; (iv) a member or retired member of an Investor that is a limited liability company and (v) venture capital or private equity funds that are controlled by or under common control with one or more general partners or managing members of, or share the same management company or are under common investment management with, or are otherwise affiliated with, an Investor) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital stock; provided, however, that the securities held by Accel London III L.P. and Accel London Investors 2012 L.P. shall not be aggregated together with the securities held by Accel Growth Fund IV L.P., Accel Growth Fund IV Strategic Partners L.P. and Accel Growth Fund Investors 2016, L.L.C. for purposes of determining the availability of any rights under this Agreement.

6.16 Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT. If the waiver of jury trial set forth in this section is not enforceable, then any claim or cause of action arising out of or relating to this Agreement shall be settled by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(signature page follows)

The parties are signing this Amended & Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

FORGEROCK, INC.
a Delaware corporation

By:	/s/ Fran Rosch
Name: Fran Rosch
Title: President and CEO

(Signature page to the Amended & Restated Investors’ Rights Agreement)

The parties are signing this Amended & Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

RIVERWOOD CAPITAL PARTNERS III L.P. (PARALLEL – B) L.P.

By:	Riverwood Capital III L.P., its general partner
By:	Riverwood Capital III G.P. Ltd., its general partner

By:	/s/ Jeff Parks
Name:	Jeff Parks
Title:	Managing Partner

RCP III AIV L.P.

By:	Riverwood Capital III L.P., its general partner
By:	Riverwood Capital III G.P. Ltd., its general partner

By:	/s/ Jeff Parks
Name:	Jeff Parks
Title:	Managing Partner

Address for Notices:
Jeff Parks
Riverwood Capital
70 Willow Rd, Suite 100
Menlo Park, California 94025

with a non-notice copy to

Kirsten J. Jensen
Simpson Thacher & Bartlett LLP
2475 Hanover St.
Palo Alto, CA 94304

(Signature page to the Amended & Restated Investors’ Rights Agreement)

The parties are signing this Amended & Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

MERITECH CAPITAL PARTNERS IV L.P.

By:	Meritech Capital Associates IV L.L.C., its General Partner

By:	/s/ Paul Madera
Paul S. Madera, a managing member

MERITECH CAPITAL AFFILIATES IV L.P.

By:	Meritech Capital Associates IV L.L.C., its General Partner

By:	/s/ Paul Madera
Paul S. Madera, a managing member

Address for Notices:

245 Lytton Avenue, Suite 125
Palo Alto, CA 94301
Attn: Joel Backman
Fax: [***]

(Signature page to the Amended & Restated Investors’ Rights Agreement)

The parties are signing this Amended & Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

FOUNDATION CAPITAL VII, L.P.

By:	Foundation Capital Management Co. VII, LLC, its Manager

By:	/s/ Warren Weiss
Manager

FOUNDATION CAPITAL VII PRINCIPALS FUND, LLC

By:	Foundation Capital Management Co. VII, LLC, its Manager

By:	/s/ Warren Weiss
Manager

Address for Notices:

Foundation Capital
250 Middlefield Road
Menlo Park, CA 94025
Attn: Warren Weiss and David Armstrong
Tel: [***]
Fax:	[***]

(Signature page to the Amended & Restated Investors’ Rights Agreement)

The parties are signing this Amended & Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

ACCEL LONDON III L.P.

By:	Accel London Management Limited its Manager

By:	/s/ Andrew Whittaker
Andrew Whittaker, Director

ACCEL LONDON INVESTORS 2012 L.P.

By:	Accel London Management Limited its Manager

By:	/s/ Andrew Whittaker
Andrew Whittaker, Director

Address:	Accel London III, L.P.
428 University Avenue
Palo Alto, CA 94301
Attn: Rich Zamboldi

with a copy of any notice to:

Accel Partners
6th Floor, 1 New Burlington Place
London W1S 2HR
United Kingdom
Attn: Bruce Golden & Sally Roberts

(Signature page to the Amended & Restated Investors’ Rights Agreement)

The parties are signing this Amended & Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTORS:

ACCEL GROWTH FUND IV L.P.

By:	Accel Growth Fund IV Associates L.L.C.
Its:	General Partner

ACCEL GROWTH FUND IV STRATEGIC PARTNERS L.P.

By:	Accel Growth Fund IV Associates L.L.C.
Its:	General Partner

By:	/s/ Tracy L. Sedlock
Name: Tracy L. Sedlock
Title: Attorney in Fact

ACCEL GROWTH FUND INVESTORS 2016, L.L.C.

By:	/s/ Tracy L. Sedlock
Name: Tracy L. Sedlock
Title: Attorney in Fact

Address for Notices:

428 University Ave.
Palo Alto, CA 94301

(Signature page to the Amended & Restated Investors’ Rights Agreement)

The parties are signing this Amended & Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

KKR FOX INVESTORS LLC

By:	KKR Next Generation Technology Growth Fund L.P.,
its Managing Member

By:	KKR Associates NGT L.P.,
its General Partner

By:	KKR Next Gen Tech Growth Limited,
its General Partner

By:	/s/ Dave Welsh
Name: Dave Welsh
Title: Vice President

Address for Notices:

Dave Welsh
[***]
2800 Sand Hill Road, Suite 200
Menlo Park, CA 94025

with a non-notice copy to each of

Tim Curry
Jones Day
1755 Embarcadero Road
Palo Alto, California 94303
[***]

and

General Counsel
[***]
9 West 57th Street
Suite 4200
New York, New York 10019

(Signature page to the Amended & Restated Investors’ Rights Agreement)

The parties are signing this Amended & Restated Investors’ Rights Agreement as of the date stated in the introductory clause.

INVESTOR:

ACCENTURE LLP

By:	Accenture Inc., its managing partner

By:	/s/ Ronald J. Roberts
Name: Ronald J. Roberts
Title: Secretary

(Signature page to the Amended & Restated Investors’ Rights Agreement)

EXHIBIT A

INVESTORS

Meritech Capital Partners IV L.P.

Meritech Capital Affiliates IV L.P.

245 Lytton Avenue, Suite 125

Palo Alto, CA 94301

Attn: Joel Backman

Fax: [***]

Foundation Capital VII, L.P.

Foundation Capital VII Principals Fund, LLC

Foundation Capital

250 Middlefield Road

Menlo Park, CA 94025

Attn: Warren Weiss and David Armstrong

Tel: [***]

Fax: [***]

Accel London III L.P.

Accel London Investors 2012 L.P.

500 University Avenue

Palo Alto, CA 94301

Attention: Rich Zamboldi

with a copy to:

Accel Partners

6th Floor, 1 New Burlington Place

London W1S 2HR

United Kingdom

Attention: Bruce Golden & Sally Roberts

CrossContinentalVentures

2122 Inverness Lane

Berwyn, Pennsylvania 19312

Attn: Alex Ott

Accel Growth Fund IV L.P.

Accel Growth Fund IV Strategic Partners L.P.

Accel Growth Fund Investors 2016, L.L.C.

500 University Ave.

Palo Alto, CA 94301

KKR Fox Investors LLC

Dave Welsh

[***]

2800 Sand Hill Road, Suite 200

Menlo Park, CA 94025

with a non-notice copy to each of

Tim Curry

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

[***]

and

General Counsel

[***]

9 West 57th Street

Suite 4200

New York, New York 10019

RCP III AIV L.P.

Riverwood Capital Partners III (Parallel – B) L.P.

70 Willow Rd, Suite 100

Menlo Park, California 94025

With a non-notice copy to

Kirsten J. Jensen

Simpson Thacher & Bartlett LLP

2475 Hanover St.

Palo Alto, CA 9430

Accenture LLP

161 North Clark Street

Chicago, IL 60601

SCHEDULE 1

NOTICE AND WAIVER/ELECTION OF

RIGHT OF FIRST REFUSAL

I do hereby waive or exercise, as indicated below, my rights of first refusal under the Amended & Restated Investors’ Rights Agreement dated as of April 6, 2020 (the “Agreement”):

1.	Waiver of 10 days’ notice period in which to exercise right of first refusal: (please check only one)

( )	WAIVE in full, on behalf of all Holders, the 10-day notice period provided to exercise my right of first refusal granted under the Agreement.

( )	DO NOT WAIVE the notice period described above.

2.	Issuance and Sale of New Securities: (please check only one)

( )	WAIVE in full the right of first refusal granted under the Agreement with respect to the issuance of the New Securities.

( )

ELECT TO PARTICIPATE in $__________ (please provide amount) in New Securities proposed to be issued by ForgeRock, Inc., a Delaware corporation, representing LESS than my pro rata portion of the aggregate of $_______ in New Securities being offered in the financing.

( )

ELECT TO PARTICIPATE in $__________ in New Securities proposed to be issued by ForgeRock, Inc., a Delaware corporation, representing my FULL pro rata portion of the aggregate of $______ in New Securities being offered in the financing.

( )

ELECT TO PARTICIPATE in my full pro rata portion of the aggregate of $_______ in New Securities being made available in the financing AND, to the extent available, the greater of (x) an additional $__________ (please provide amount) or (y) my pro rata portion (based on the Significant Holders electing this option) of any remaining investment amount available in the event other Significant Holders do not exercise their full rights of first refusal with respect to the $_______ in New Securities being offered in the financing.

Date:

(Print investor name)

(Signature)

(Print name of signatory, if signing for an entity)

(Print title of signatory, if signing for an entity)

This is neither a commitment to purchase nor a commitment to issue the New Securities described above. Such issuance can only be made by way of definitive documentation related to such issuance. The company will supply you with such definitive documentation upon request or if you indicate that you would like to exercise your first offer rights in whole or in part.